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                                                                  Exhibit 24.1


         KNOW ALL MEN BY THESE PRESENTS that the person whose signature appears below constitutes and appoints Robert J. New his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his person's name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto, and all such other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute may lawfully do or cause to be done by virtue hereof.



Date:  June 9, 1998                             /s/ VINCENT W. EADES
                                                -----------------------------
                                                Vincent W. Eades